UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2014, NeoGenomics, Inc., a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “2014 Annual Meeting”). At the 2014 Annual Meeting, a total of 34,921,577 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the meeting, representing approximately seventy percent (70%) of the outstanding Common Stock as of April 15, 2014, the record date for the 2014 Annual Meeting.

At the 2014 Annual Meeting, one (1) proposal was submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)	The election of six (6) directors to the Company’s board of directors for terms until the next succeeding annual meeting of stockholders. The stockholders elected six (6) directors pursuant to a plurality vote, by the following votes:

Director	Votes For	Votes Withheld	Votes Against	Broker Non-Votes
Douglas M. VanOort	30,778,889	4,142,688	0	0
Steven C. Jones	29,255,928	5,665,649	0	0
Michael T. Dent	16,837,383	18,084,194	0	0
Kevin C. Johnson	32,096,828	2,824,749	0	0
Raymond R. Hipp	31,086,636	3,834,941	0	0
William Robison	32,558,524	2,363,053	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Steven C. Jones
Steven C. Jones
Executive Vice President Finance

Date: June 10, 2014